Promissory Note
                           (Revolving Line of Credit)

                                  June 12, 2007


Borrower:  Security National Life Insurance Company

Lender:  Zions First National Bank

Amount:  $40,000,000.00

Maturity:  June 12, 2008


     For value received, Borrower promises to pay to the order of Lender at Zions First National Bank, Commercial Banking Division, One South Main Street, Second Floor, Salt Lake City, Utah, the sum of Forty Million dollars ($40,000,000.00) or such other principal balance as may be outstanding hereunder in lawful money of the United States with interest thereon at a variable rate computed on the basis of a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balances is outstanding.

     Interest shall accrue from the date of disbursement of the principal amount or portion thereof until paid, both before and after judgment, in accordance with the terms set forth herein. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the 1 year LIBOR rate. Lender's LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender's LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. As used herein, Lender's LIBOR rate shall mean the rates per annum quoted by Lender as Lender's 1 year LIBOR rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each year. Borrower understands that Lender may make loans based on other rates as well. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid balance of this Note will be a rate of 1.64 percentage points (1.64%) over the Index. Whenever increases occur in the interest rate, Lender may increase Borrower's payments to cover accruing interest.

     Principal and interest shall be payable as follows: Interest accrued is to be paid monthly commencing July 12, 2007, and on the same day of each month thereafter. All principal and unpaid interest shall be paid in full on June 12, 2008.

     All payments shall be applied first to late charges, if any, then accrued interest and the remainder, if any, to principal.

     This Promissory Note shall be a revolving line of credit under which Borrower may repeatedly draw and repay funds, so long as no default has occurred under the Loan Agreement of even date herewith between Lender and Borrower (the "Loan Agreement") and so long as the aggregate, outstanding principal balance at any time does not exceed the principal amount of this Promissory Note or the Borrowing Base (as defined in the Loan Agreement). Disbursements under this Promissory Note shall be made in accordance with the Loan Agreement.

     This Promissory Note is made in accordance with the Loan Agreement and is secured by the collateral identified in and contemplated by the Loan Agreement.

         Borrower may prepay all or any portion of this Promissory Note at any time without penalty. Any prepayment received by Lender after 2:00 p.m. Mountain Time shall be deemed received on the following Banking Business Day (as defined in the Loan Agreement).

     If any Event of Default (as defined in the Loan Agreement) occurs, time being the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

     Upon default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at a default rate from the date when due until paid, both before and after judgment, which default rate shall be equal to three percent
(3.0%) per annum above the interest rate otherwise in effect, as provided herein, adjusted as of the date of any change in the LIBOR rate.

     If any Event of Default occurs, Borrower agrees to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah.

     Borrower acknowledges that by execution and delivery of this Promissory Note Borrower has transacted business in the State of Utah and Borrower voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Promissory Note. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER AND EXCEPT AS PROVIDED IN THE ARBITRATION PROVISIONS IN THE LOAN AGREEMENT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS PROMISSORY NOTE. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS PROMISSORY NOTE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

     Borrower and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note as of the day and year first above written.


                  SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah corporation



                  By: s/s Scott M. Quist
                      ------------------
                     Scott M. Quist, President